Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
OPENLANE, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1 - Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Series A Convertible Preferred Stock, par value $0.01 per share, offered by the selling stockholders (1)	Rule 457(o)	634,305(1)	$1,000(2)	$634,305,000(2)	$0.00014760	$93,623.42
	Equity	Common Stock, par value $0.01 per share, offered by the selling stockholders (1)	Other	36,051,606(3)	(4)	(4)	$0.00014760	(4)
Fees Previously Paid	__	__	__	__	__	__		__
Carry Forward Securities
Carry Forward Securities	__	__	__	__		__			__	__	__	__
	Total Offering Amounts					$634,305,000		$93,623.42(4)
	Total Fees Previously Paid							---
	Total Fee Offsets							$69,202.68(5)
	Net Fee Due							$24,420.74

(1)The Registrant is hereby registering for resale from time to time by certain selling stockholders named in this registration statement 634,305 shares of Series A Convertible Preferred Stock, par value $0.01 per share (“Series A Preferred Stock,” and such shares registered pursuant to this registration statement, the “Series A Preferred Shares”), and 36,051,606 shares of common stock, par value $0.01 per share (“Common Stock”), issuable upon the conversion of the Series A Preferred Shares (the “Common Shares”).
(2)Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). There currently is no public market for the Series A Preferred Stock. The proposed maximum aggregate offering price of the Series A Preferred Shares represents the purchase price of $1,000 per share (excluding accrued dividends) paid by the selling stockholders named in this registration statement in connection with the sales of the Series A Preferred Shares to such selling stockholders pursuant to the Investment Agreements, as defined in and as described in this registration statement.
(3)Based on conversion, pursuant to the Certificate of Designations, as defined in and as described in this registration statement, of the Series A Preferred Shares. Each share of Series A Preferred Stock is initially convertible into Common Stock, at the option of the holder, at a conversion rate of 56.338 shares of Common Stock per share of Series A Preferred Stock. Pursuant to Rule 416 (“Rule 416”) under the Securities Act, the

Common Shares offered pursuant to this registration statement shall be deemed to cover additional securities to be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions (pursuant to the anti-dilution provisions in the Certificate of Designations). Adjustments to the conversion rate resulting from the issuance of additional shares that are not addressed by Rule 416 will be covered by a separate registration statement or post-effective amendment to this registration statement.
(4)No separate consideration will be received for the Common Shares, and, therefore, no registration fee for the Common Shares is required pursuant to Rule 457(i) under the Securities Act.
(5)The Registrant previously paid a filing fee of $69,202.68 with respect to the resale by the selling stockholders of the Series A Preferred Shares (based on the filing fee rate in effect at the time of the filing of the Registrant’s registration statement on Form S-3ASR filed on February 18, 2021 (File No. 333-253238) (the “2021 Registration Statement”)). In addition to the Series A Preferred Shares, the Registrant registered the resale by the selling stockholders of 35,735,493 shares of Common Stock issuable as of February 18, 2021 upon the conversion of the Series A Preferred Shares (the “2021 Common Shares”). The offering of the Series A Preferred Shares and the 2021 Common Shares registered under the 2021 Registration Statement terminated upon the expiration of the 2021 Registration Statement on February 17, 2024.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	OPENLANE, Inc.	Form S-3ASR	333-253238	February 18, 2021		$69,202.68(1)	Equity	Series A Convertible Preferred Stock, par value $0.01 per share	634,305(2)	$634,305,000(2)
Fee Offset Sources	OPENLANE, Inc.	Form S-3ASR	333-253238		February 18, 2021						$69,202.68(1)

(1)See note 5 to Table 1, above. The fee of $69,202.68 was paid in connection with the filing of the 2021 Registration Statement and was based on the registration of 634,305 shares of the Series A Preferred Stock, all of which remain unsold. This fee was calculated based on a proposed maximum offering price of the Series A Preferred Shares estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act. There currently is no public market for the Series A Preferred Stock. The proposed maximum aggregate offering price of the Series A Preferred Shares represents the purchase price of $1,000 per share (excluding accrued dividends) paid by the selling stockholders named in this registration statement in connection with the sales of the Series A Preferred Shares to such selling stockholders pursuant to the Investment Agreements. Pursuant to Rule 457(p) under the Securities Act, the fee amount of $$69,202.68 pertaining to these unsold securities is available and being used to offset the fee due in connection with the filing of this registration statement.
(2)The offering that included the unsold securities associated with the claimed offset under the 2021 Registration Statement terminated upon the expiration of the 2021 Registration Statement on February 17, 2024.

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